UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 25, 2016

HEICO Corporation
(Exact Name of Registrant as Specified in Charter)

Florida	1-4604	65-0341002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 Taft Street, Hollywood, Florida 33021
(Address of Principal Executive Offices) (Zip Code)

(954) 987-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 25, 2016, HEICO Corporation (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The press release contains certain measures which were not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Pursuant to the requirements of Regulation G of the Securities and Exchange Act of 1934, the Company has provided a reconciliation of adjusted operating income, adjusted operating margin, adjusted net income attributable to HEICO, and  both adjusted basic and diluted net income per share attributable to HEICO to their most directly comparable GAAP measures.  Based on the non-recurring atypical nature of certain costs incurred during the first quarter of fiscal 2016, the Company’s management believes that these non-GAAP measures are helpful to investors in evaluating the Company’s earnings performance on a comparable basis with the respective prior year period.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1. Press release dated February 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEICO Corporation

Date: February 25, 2016	By:	/s/ Carlos L. Macau, Jr.
Name: Carlos L. Macau, Jr.
Title: Executive Vice President - Chief Financial Officer and Treasurer